UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017

Tejon Ranch Co.

(Exact name of registrant as specified in its charter)

Commission File No. 1-7183

Delaware	77-0196136
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of principal executive offices)	(Zip Code)

661-248-3000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 4, 2017, Tejon Ranch Co. (the “Company”) issued a press release announcing the commencement of the rights offering to stockholders (the “Rights Offering”). A copy of the press release is filed as Exhibit 99.9 hereto. In connection with the Rights Offering, the Company is filing items included as Exhibits 5.1 and 99.1 through 99.9 to this Current Report on Form 8-K for the purpose of incorporating such items as exhibits to the Company’s Registration Statement on Form S-3 (Registration No. 333-210875), to which the prospectus supplement dated October 4, 2017 relating to the Rights Offering is a part. The Company expects to utilize the net proceeds of the Rights Offering to provide additional working capital for general corporate purposes, including to fund general infrastructure costs and the development of buildings at Tejon Ranch Commerce Center, to continue forward with entitlement and permitting programs for the Centennial at Tejon Ranch and Grapevine at Tejon Ranch communities and costs related to the preparation of the development of Mountain Village at Tejon Ranch.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

5.1 – Opinion of Gibson, Dunn & Crutcher LLP.

99.1 – Form of Instructions as to use of Rights Certificates.

99.2 – Form of Notice of Guaranteed Delivery.

99.3 – Form of Letter to Stockholders who are Record Holders.

99.4 – Form of Letter to Stockholders who are Beneficial Holders.

99.5 – Form of Letter to Clients of Stockholders who are Beneficial Holders.

99.6 – Beneficial Owner Election.

99.7 – Form of Nominee Holder Certification.

99.8 – Form of Subscription Rights Certificate.

99.9 – Press release dated October 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TEJON RANCH CO.

By:	/s/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President and
Chief Financial Officer

Dated: October 4, 2017

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